As filed with the Securities and Exchange Commission on July 3, 2008	Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENERGY RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0616867 (I.R.S Employer Identification No.)
1908 Doolittle Drive, San Leandro, California 94577
(Address, including zip code, of registrant’s principal executive offices)

Energy Recovery, Inc.
2008 Equity Incentive Plan
2006 Stock Option/Stock Issuance Plan
2004 Stock Option/Stock Issuance Plan
2002 Stock Option/Stock Issuance Plan
(Full Title of the Plan)

G.G. Pique
President and Chief Executive Officer
1908 Doolittle Drive
San Leandro, CA 94577
(Name and Address of Agent for Service)
(510) 483-7370
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, California 94111
(415) 576-3000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
	Amount to be	Offering Price		Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Per Share		Price	Registration Fee

Common Stock, $0.001 par value per share:
2008 Equity Incentive Plan (Future Issuances)	490,000 shares	$10.40	(3)	$5,096,000	$200.27
2008 Equity Incentive Plan (Outstanding Options)	910,000 shares(2)	$8.50	(4)	$7,735,000	$303.98
2006 Stock Option/Stock Issuance Plan	788,842 shares(2)	$3.21	(4)	$2,532,183	$99.51
2004 Stock Option/Stock Issuance Plan	333,958 shares(2)	$1.63	(4)	$544,351	$21.40
2002 Stock Option/Stock Issuance Plan	180,417 shares(2)	$1.00	(4)	$180,417	$7.09
TOTAL	2,703,217 shares				$632.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Energy Recovery, Inc. 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that are outstanding but unexercised as of the date of this Registration Statement) issued under each of the 2008 Equity Incentive Plan, 2006 Stock Option/Stock Issuance Plan, 2004 Stock Option/Stock Issuance Plan, and 2002 Stock Option/Stock Issuance Plan.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Energy Recovery, Inc. 2008 Equity Incentive Plan. The computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ for July 2, 2008.

(4)	The proposed maximum offering price per share has been estimated, solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933 based on the weighted average exercise price of the shares subject to outstanding but unexercised options granted under the 2008 Equity Incentive Plan, 2006 Stock Option/Stock Issuance Plan, 2004 Stock Option/Stock Issuance Plan, and 2002 Stock Option/Stock Issuance Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The following documents filed by Energy Recovery, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:
(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-150007), as declared effective on July 1, 2008.

(b)	The description of the Registrant’s common stock shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 26, 2008 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as declared effective on July 1, 2008, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
     The Registrant’s amended and restated certificate of incorporation provides that the Registrant may indemnify to the fullest extent permitted by Delaware any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was a director or officer of the Registrant or serves or served at any other enterprise as a director or officer at the request of the Registrant. Further, the Registrant’s amended and restated certificate of incorporation contains provisions that limit the personal liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware Law.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:
•	The registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
     The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     Item 7. Exemption From Registration Claimed.
     Not applicable.
     Item 8. Exhibits.

Exhibit
Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant

4.2*	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Baker & McKenzie LLP

10.2*	Energy Recovery, Inc. 2008 Equity Incentive Plan, as amended

10.3*	Energy Recovery, Inc. 2006 Stock Option/Stock Issuance Plan, as amended

Exhibit
Number	Description

10.4*	Energy Recovery, Inc. 2004 Stock Option/Stock Issuance Plan

10.5*	Energy Recovery, Inc. 2002 Stock Option/Stock Issuance Plan

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Form S-8)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-150007), as declared effective on July 1, 2008.
     Item 9. Undertakings.
(A) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Energy Recovery, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on this 2nd day of July, 2008.

ENERGY RECOVERY, INC.
By:	/s/ G.G. PIQUE
G. G. Pique
President and CEO
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints G. G. Pique, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ G.G PIQUE G.G. Pique	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ THOMAS D. WILLARDSON Thomas D. Willardson	Chief Financial Officer (Principal Financial Officer)

/s/ MARILYN A. LOBEL Marilyn A. Lobel	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ HANS PETER MICHELET Hans Peter Michelet	Executive Chairman

/s/ PAUL COOK Paul Cook	Director

/s/ ARVE HANSTVEIT Arve Hanstveit	Director

/s/ DOMINIQUE TREMPONT Dominique Trempont	Director

/s/ FRED OLAV JOHANNESSEN Fred Olav Johannessen	Director

/s/ JAMES MEDANICH James Medanich	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant

4.2*	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Baker & McKenzie LLP

10.2*	Energy Recovery, Inc. 2008 Equity Incentive Plan, as amended

10.3*	Energy Recovery, Inc. 2006 Stock Option/Stock Issuance Plan, as amended

10.4*	Energy Recovery, Inc. 2004 Stock Option/Stock Issuance Plan

10.5*	Energy Recovery, Inc. 2002 Stock Option/Stock Issuance Plan

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Form S-8)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-150007), as declared effective on July 1, 2008.